Exhibit 99.3

PDI Completes Sale of Its Commercial Services Business to Publicis Healthcare Communications Group
PDI Transitions to Pure Play Molecular Diagnostics Business and Changes Name to Interpace Diagnostics Group

Parsippany, NJ, December 22, 2015 -- PDI, Inc. (Nasdaq: PDII) announced the closing of the definitive asset purchase agreement under which Publicis Healthcare Communications Group has acquired PDI’s Commercial Services business (CSO) for the initial upfront cash payment of $25.5 million. The total gross cash proceeds are approximately $28.5 million, which includes the upfront cash payment as well as a closing working capital payment. The agreement was previously announced on November 2nd, 2015 and on December 22, 2015 the transaction was approved by a majority of the PDI stockholders. Today, PDI changed its corporate name to Interpace Diagnostics Group (Interpace), Inc. and it will begin trading under the trading symbol IDXG on NASDAQ on December 23, 2015. The Company is using the proceeds from the transaction to pay off its existing senior commercial debt and for ongoing working capital to drive the growth of its molecular diagnostics operations.
“With the completion of the transaction, we are now a pure play in the expanding molecular diagnostics industry offering best in class solutions for determining the presence of certain cancers to clinicians and their patients. We are excited about our prospects in this growing and technologically advanced field of medicine. In addition to substantially greater gross margins and faster growth opportunities compared to our previous operations, we believe the pre-cancerous diagnosis area of molecular testing is an optimal area for Interpace to grow its diagnostics business. The pre-cancerous diagnostics market offers significant growth and strong patient value given the substantial opportunity it affords to lower healthcare costs by reducing many unnecessary surgeries and avoid too frequent monitoring. We are keenly focused on growing our test volumes, reimbursement and revenue for our three commercialized innovative tests, bringing to market over the next year a fourth test, and building value for our shareholders,” said Nancy Lurker, President and CEO.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, relating to our future financial and operating performance. PDI has attempted to identify forward looking statements by terminology including "believes," "estimates," "anticipates," "expects," "plans," "projects," "intends," "potential," "may," "could," "might," "will," "should," "approximately" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements.  These statements are based on current expectations, assumptions and uncertainties involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond PDI's control. These statements also involve known and unknown risks, uncertainties and other factors that may cause PDI's actual results to be materially different from those expressed or implied by any forward-looking statement. Known and unknown risks, uncertainties and other factors include, but are not limited to, our ability to adequately finance the business, the market's acceptance of our molecular diagnostic tests; our ability to secure additional business and generate higher profit margins through sales of our molecular diagnostic tests, in-licensing or other means, projections of future revenues, growth, gross profit and anticipated internal rate of return on investments. Additionally, all forward-looking statements are subject to the risk factors detailed from time to time in PDI's periodic filings with the Securities and Exchange Commission (SEC), including without limitation, the Annual Report on Form 10-K filed with the SEC on March 5, 2015 and in PDI's Form 10-Q filed with the SEC on November 12, 2015. Because of these and other risks, uncertainties and assumptions, undue reliance should not be placed on these forward-looking statements. In addition, these statements speak only as of the date of this press release and, except as may be required by law, PDI undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

About Interpace Diagnostics Group, Inc
Interpace Diagnostics is focused on developing and commercializing molecular diagnostic tests, leveraging the latest technology and personalized medicine for better patient diagnosis and management. The company currently has three commercialized molecular tests; PancraGen for the diagnosis and prognosis of pancreatic cancer from pancreatic cysts; ThyGenX, for the diagnosis of thyroid cancer from thyroid nodules utilizing a next generation sequencing assay and ThyraMIR, for the diagnosis of thyroid cancer from thyroid nodules utilizing a proprietary gene expression assay. Interpace Diagnostics mission is to provide personalized medicine through molecular diagnostics and innovation to advance patient care based on rigorous science.
About PDI, Inc.
PDI is a leading healthcare commercialization company providing go-to-market strategy and execution to established and emerging pharmaceutical, biotechnology, diagnostics and healthcare companies in the United States through its Commercial Services business, and developing and commercializing molecular diagnostic tests through its Interpace Diagnostics business. PDI's Commercial Services is focused on providing outsourced pharmaceutical, biotechnology, medical device and diagnostic sales teams to its corporate customers.

CONTACTS:
Investor Relations:
Chris Dailey / Doug Sherk
EVC Group, Inc.
(646)445-4800
cdailey@evcgroup.com

Media:
Dave Schemelia
EVC Group, Inc.
(646)201-5431
dave@evcgroup.com